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                                                                    EXHIBIT 99.1


Phillips-Van Heusen (ticker: PVH, exchange: New York Stock Exchange) News Release - Feb. 12, 2003


PHILLIPS-VAN HEUSEN COMPLETES ACQUISITION OF CALVIN KLEIN, INC; COMPANY MOVING FORWARD AGGRESSIVELY TO TAP EXTRAORDINARY GROWTH POTENTIAL OF LEADING LIFESTYLE BRAND

NEW YORK, Feb 12, 2003 (BUSINESS WIRE) -- Phillips-Van Heusen Corporation (NYSE:PVH) announced today it has completed its acquisition of Calvin Klein, Inc. (CKI), one of the world's leading lifestyle brands and businesses, a transaction PVH believes will make a major contribution to its growth in 2004.

"Each day since our agreement was announced has further strengthened our belief that the acquisition of Calvin Klein, Inc. is a transforming transaction for Phillips-Van Heusen, providing us with a solid existing business and a brand with incredible growth potential worldwide," said Bruce Klatsky, Chairman and Chief Executive of PVH. "We have been working closely with the CKI team, including its business partners, and are quickly implementing our growth plan for the brand."

Calvin Klein said: "The closing of this transaction marks another milestone in the development of our business, a new chapter that will see the full realization of the value of the business and brand on a global scale. Bruce Klatsky, Mark Weber and their team understand the unique value, positioning and integrity of our brand, so I look forward to working with them to build upon the strong foundation so many people have worked so hard to create."

Mr. Klatsky said: "We are continuing to move aggressively with our plans to launch in the next 24 months the Calvin Klein better men's and women's sportswear and accessories businesses which we believe will have a tremendous presence in this segment and contribute substantially to our revenues."

Other potential growth areas for the brand include global expansion of Calvin Klein retail stores, and taking advantage of regional growth prospects in Europe and Asia where the brand has high awareness but has not yet been fully leveraged.

Mr. Klein will continue to be the design inspiration for the company, focusing on key strategic issues and decisions. Tom Murry, president of CKI, will continue as president and chief operating officer of a separate operating unit that will include CKI's existing design, merchandising and marketing teams, which will remain unaffected by the acquisition.

PVH acquired CKI for $430 million in cash and stock and has an ongoing agreement with Mr. Klein that will enable him to receive purchase price payments based on sales of all Calvin Klein products through 2018.

PVH anticipates that the CKI acquisition will be somewhat dilutive in 2003 and will make a positive contribution to annual earnings by 2004, as previously announced. During 2003, due to normal integration and transition costs, operating earnings per share are expected to be approximately $1.00. Earnings per share for fiscal 2004 and beyond are expected to grow at an annual rate of 15-20 percent. PVH anticipates being able to make annual cost savings of approximately $20-30 million through 2004 in back office and logistical functions as a result of the transaction.

Apax Partners, a leading private equity firm, provided financing for the transaction in the form of a $250 million equity investment in PVH convertible preferred stock, with respect to which Lehman Brothers acted as broker dealer. Apax Partners has also provided financing of up to $125 million, pursuant to a two-year secured note.

Phillips-Van Heusen Corporation is the largest shirt company in the world and one of the leading apparel and footwear companies. Its well-known brands include Van Heusen, IZOD, G.H. Bass, as well as licensing agreements with Geoffrey Beene, ck Calvin Klein, Arrow, DKNY and Kenneth Cole.

Calvin Klein, Inc. is one of the leading design and marketing companies in the world. The company

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consists of a highly successful couture business and an extensive network of licensing agreements that together generate over $3 billion in annual retail sales worldwide. The company's product lines include the Calvin Klein Collection, cK and cK Calvin Klein. Products designed under these lifestyles include apparel, accessories, shoes, underwear, sleepwear, hosiery, socks, swimwear, eyewear, watches, coats, and fragrances, as well as products for the home.

Apax Partners is one of the world's leading international private equity investment groups, managing and advising more than $12 billion worldwide. With over 30 years of direct investing experience, Apax focuses on the following industry sectors: retail/consumer products, information technology, telecommunications, healthcare, media and financial services.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following:
(i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the extent of discounts and promotional pricing in which the Company is required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict or war and political and labor instability in the countries where the Company's products are or are planned to be produced; and (v) acquisitions and issues arising with acquisitions and proposed transactions, including without the limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's operations, employee relationships, vendor relationships, customer relationships or financial performance and (vi) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

CONTACT:
For Phillips-Van Heusen Corporation:
Rubenstein Associates, Inc., New York
Public Relations:
Scott Tagliarino/Marcia Horowitz, 212/843-8000 or
For Apax Partners:
Todd Fogarty, 212/521-4854

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Phillips-Van Heusen's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.